Exhibit 14.3

Report of Independent Registered Public Accounting Firm on

Financial Statement Schedule

To the Board of Directors and Stockholders

Newtek Business Services Corp.

Our audit of the consolidated financial statements referred to in our report dated March 31, 2014 incorporated by reference in the accompanying Pre-Effective Amendment No. 3 to the registration statement on Form N-14 of Newtek Business Services Corp. also included an audit of the senior securities table of Newtek Business Services, Inc. for the year ended December 31, 2013 appearing in this Pre-Effective Amendment No. 3 to the registration statement on Form N-14. This table is the responsibility of Newtek Business Services, Inc.’s management. Our responsibility is to express an opinion based on our audit of the consolidated financial statements.

In our opinion, the senior securities table for the year ended December 31, 2013, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ McGladrey LLP

New York, New York

March 31, 2014